Exhibit 10.2

Third Amendment to Lease 888-894 Industrial Road, San Carlos, CA

LESSEE:  Sutro Biopharma, Inc., a Delaware Corporation           Subject Property:  888-894 Industrial Road

San Carlos, CA 94070

LESSOR: Alemany Plaza LLC, a California Limited Liability CompanyDated: June 11, 2021

This Third Amendment to Lease is dated this 11th day of June 2021 by and between Sutro Biopharma, Inc., a Delaware Corporation (“Lessee”) and Alemany Plaza, LLC, a California Limited Liability Company,

(“Lessor”) and relates to the real property commonly known as 888-894 Industrial Road, San Carlos, California, 94070, APN – 046-161-070 (“Property”).

RECITALS:  Sutro Biopharma, Inc., Lessee, leases 13,500 square feet at 888-894 Industrial Road, San Carlos, California from Alemany Plaza, LLC, Lessor, described in the Lease dated May 18, 2011 (as amended, the “Lease Agreement”), and amended in the First Amended dated August 29, 2012 and the Second Amendment dated December 15, 2014.  Lessor and Lessee have agreed to extend the lease for an additional five years at fair market rate.  The terms of the Lease extension, effective August 1, 2021 are as follows:

1.	Base Rent:

Base Rent shall begin on August 1, 2021 at $4.85/SF/NNN and increase annually as provided below.

MONTHS	SQUARE FOOTAGE	RENT/SQ FT	MONTHLY RENT	YEARLY RENT
1 - 12	13,500 SF	$4.85	$65,475.00	$785,700.00
13 - 24	13,500 SF	$5.00	$67,500.00	$810,000.00
25 - 36	13,500 SF	$5.15	$69,525.00	$834,300.00
37 - 48	13,500 SF	$5.30	$71,550.00	$858,600.00
49 - 60	13,500 SF	$5.46	$73,710.00	$884,520.00

2.	Renewal Option:

Lessee shall be granted an Option to Renew the Lease at Fair Market Rate, based upon similar facilities, for an additional five (5) more years, which extension term would commence August 1, 2026, on the terms set forth in Section 55 of the Lease Addendum, provided Lessee is not in default beyond applicable notice and cure periods under any terms of the Lease Agreement. Lessee shall give notice per Section 55 of the Lease Addendum.

3.	Extension Term Commencement:

August 1, 2021.

4.	Building Systems & Property Condition:

“AS IS”, subject to Lessor’s ongoing obligations under the Lease Agreement.  Lessee is currently leasing the space.

5.	Permitted Use:

Per Existing Lease Agreement.

6.	Utility Costs:

Per Existing Lease Agreement (Paid by Lessee).

7.	Security Deposit:

Lessee shall increase its Security Deposit from $19,619.00 to $50,000.00.

8.	Signatories:

Lydia Wen and/or Michael Tseng are signatories for Lessor.

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Third Amendment to Lease 888-894 Industrial Road, San Carlos, CA

9.	Improvements:

Lessor and Lessee shall cooperate and work together to insure that there is no double taxation for the improvements that Lessee has made to the property over the last ten years.

10.	Update List of Items:

Lessee shall update its list of the items that Lessee will be removing at lease termination.

11.	Restoration:

Lessee and Lessor shall cooperate and work together to insure at lease termination that at Lessor request, Lessee shall restore the area of the roof that was raised recently by Lessee, to its original condition. Subject to Paragraph 61 of the Lease Addendum, Lessee shall not be required to restore any other alterations or improvements that exist in the Premises as of the date of this Third Amendment

12.	Brokers:

Lessor is solely represented by John M. Weatherby of Cornish & Carey Commercial dba Newmark Knight Frank.  Lessee is solely represented by Gregg Domanico of Kidder Mathews.  Lessor shall pay brokers a commission fee in the amount of five (5%) percent of the total gross lease rental, which shall be split 50/50 between the brokers.

13.	Lease Previous Terms:

All other terms of the base lease agreement and the First and Second Amendments not changed by this Third Amendment shall remain the same and be binding upon the parties.

14.	Right of First Offer:

For the avoidance of doubt, the right of first offer in Section 1(C) of the Second Amendment to the Lease Agreement shall continue throughout the extended term.

15.	Roof Payments:

Section 52 of the Lease Agreement is hereby deleted.

Lessor:	Alemany Plaza, LLC, a California limited liability company

By:  ____________________________________Date:  ________________________________

Lessee:	SUTRO BIOPHARMA, INC. A DELAWARE CORPORATION

By:  ____________________________________Date:  ________________________________

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